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                                   Exhibit 5

                             Joint Filing Agreement

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of an amendment to the statement on Schedule 13D filed on January 29, 1997 including any amendment thereto. This Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, each of the undersigned, being duly authorized, hereby executed this Agreement this 29th day of January, 1997.


                               /s/  TODD E. SIEGEL
                               -------------------------------------------------
                                        Todd E. Siegel



                            JADE PARTNERSHIP



                            By:  /s/  TODD E. SIEGEL
                                -----------------------------------------------
                                Todd E. Siegel, as Trustee of the Siegel Family QTIP Trust, the Managing General Partner


                            SIEGEL FAMILY QTIP TRUST



                            By:  /s/  TODD E. SIEGEL
                               -------------------------------------------------
                                           Todd E. Siegel, Trustee